Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-146378 and No. 333-145453), Form S-3ASR (No. 333-152701 as subsequently amended by a post-effective amendment on Form S-3 filed on March 30, 2009), Form S-3ASR (No. 333-167985) and Form S-3 ASR (No. 333-185899) of lululemon athletica inc. of our report dated March 20, 2013 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Vancouver, British Columbia

March 20, 2013